Exhibit 10.2

Rediscount Finance

SECOND AMENDED AND RESTATED
SCHEDULE TO
THIRD AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

Borrower:	THE THAXTON GROUP, INC.
THAXTON OPERATING COMPANY
THAXTON INSURANCE GROUP, INC.
TICO CREDIT COMPANY, INC.
EAGLE PREMIUM FINANCE CO., INC.
THAXTON COMMERCIAL LENDING, INC.
PARAGON, INC.
TICO PREMIUM FINANCE COMPANY, INC.
TICO REINSURANCE, LTD.
TICO CREDIT COMPANY OF TENNESSEE, INC.
TICO CREDIT COMPANY OF NORTH CAROLINA, INC.
TICO CREDIT COMPANY OF ALABAMA, INC.
TICO CREDIT COMPANY OF MISSISSIPPI, INC.
TICO CREDIT COMPANY OF GEORGIA, INC.
TICO CREDIT COMPANY (DE)
TICO CREDIT COMPANY (MS)
TICO CREDIT COMPANY (TN)
THAXTON INVESTMENT CORPORATION
THE MODERN FINANCE COMPANY
SOUTHERN MANAGEMENT CORPORATION
MODERN FINANCIAL SERVICES, INC.
SOUTHERN FINANCE OF SOUTH CAROLINA, INC.
COVINGTON CREDIT OF TEXAS, INC.
COVINGTON CREDIT OF GEORGIA, INC.
SOUTHERN FINANCE OF TENNESSEE, INC.
FITCH NATIONAL REINSURANCE COMPANY, LTD.
SOCO REINSURANCE, LTD.
QUICK CREDIT CORPORATION
COVINGTON CREDIT, INC. (OKLAHOMA)
COVINGTON CREDIT OF LOUISIANA, INC.
SOUTHERN FINANCIAL MANAGEMENT, INC.
TICO CREDIT CORPORATION
TICO CREDIT COMPANY OF VIRGINIA, INC.

Address:	1524 PAGELAND HIGHWAY

LANCASTER, SOUTH CAROLINA 29721

Date:              February __, 2003

This Second Amended and Restated Schedule to Third Amended and Restated Loan and Security Agreement (“Schedule”) is executed in conjunction with a certain Third Amended and Restated Loan and Security Agreement (“Agreement”), dated April 4, 2001, by and between FINOVA Capital Corporation, as Lender, and the above Borrowers, and as an inducement to cause FINOVA Capital Corporation to enter into that Agreement for Sale and Purchase of Preferred Stock between FINOVA Capital Corporation and Thaxton Life Partners, Inc. All references to Section numbers herein refer to Sections in the Agreement. The terms and provisions of this First Amended Schedule shall supersede all terms and provisions contained in all prior schedules.

1.A     BORROWERS

The “Borrower(s)” herein shall be defined as follows:

The Thaxton Group, Inc.	“TTG” or “Lead Borrower”
Thaxton Operating Company	“TOC”
Thaxton Insurance Group, Inc.	“TIG”
TICO Credit Company, Inc.	“TICO”
Eagle Premium Finance Co., Inc.	“EPF”
Thaxton Commercial Lending, Inc.	“TCL”
Paragon, Inc.	“PI”
TICO Premium Finance Company, Inc.	“TICO Premium”
TICO Reinsurance, Ltd.	“TICOR”
TICO Credit Company of Tennessee, Inc.	“TICO - Tennessee”
TICO Credit Company of North Carolina, Inc.	“TICO - North Carolina”
TICO Credit Company of Alabama, Inc.	“TICO - Alabama”
TICO Credit Company of Mississippi, Inc.	“TICO - Mississippi”
TICO Credit Company of Georgia, Inc.	“TICO - Georgia”
TICO Credit Company (DE)	“TICO - DE”
TICO Credit Company (MS)	“TICO (MS)”
TICO Credit Company (TN)	“TICO (TN)”
THAXTON INVESTMENT CORPORATION	“Thaxton Investment”
Modern Finance Company d/b/a
TICO Credit Company (Ohio)	“TICO-Ohio”
Modern Financial Services, Inc. d/b/a
TICO Financial Services (Ohio)	“TICO Financial-Ohio”
Southern Finance of South Carolina, Inc.	“Southern Finance-SC”
Southern Management Corporation	“Southern Management”
Covington Credit of Texas, Inc.	“Covington-Texas”
Covington Credit of Georgia, Inc.	“Covington-Georgia”
Southern Finance of Tennessee, Inc.	“Southern Finance-Tennessee”
Fitch National Reinsurance Company, Ltd.	“Fitch”
SoCo Reinsurance, Ltd.	“SoCo”
Quick Credit Corporation	“Quick Credit”
Covington Credit, Inc. (Oklahoma)	“Covington Oklahoma”
Covington Credit of Louisiana, Inc.	“Covington - Louisiana”
Southern Financial Management, Inc.	“Southern Financial”
TICO Credit Corporation	“TICO Credit”
TICO Credit Company of Virginia	“TICO Virginia”

Borrowers warrant and represent that each Borrower is organized under the laws of the jurisdiction noted beside its signature to this Schedule; that attached hereto as Exhibit 1.A is a complete and correct organizational chart showing for each Borrower the ownership of all outstanding and committed equity interests therein; and that no Borrower directly or indirectly owns an equity interest in any other business entity that is not itself a Borrower and included in Exhibit 1.A hereto.By joining in the execution of this Agreement, TICO Credit and TICO Virginia, recently-formed affiliates of the previously existing Borrowers, shall become Borrowers under this Agreement.

1.2      AGREEMENT (SECTION 1.2)

The reference to the “First Amended and Restated Loan and Security Agreement” in this Section is hereby amended to refer to the “Third Amended and Restated Loan and Security Agreement.”

1.16.A.     MAXIMUM AMOUNT OF AN ELIGIBLE RECEIVABLE (SECTION 1.16).

The term “Maximum Amount of an Eligible Receivable” shall mean for each Receivable type as set forth below:

Consumer Loan Receivable other than a Real Estate Secured Receivable - the sum of Thirty Thousand Dollars ($30,000.00) remaining due thereon at any date of determination, including all unearned finance charges and Dealer Discounts pursuant to such Receivable.

Real Estate Secured Receivable - the sum of One Hundred Thousand Dollars ($100,000.00) remaining due thereon at any date of determination, including all unearned finance charges and Dealer Discounts pursuant to such Receivable.

1.16.B.     MAXIMUM TERM OF AN ELIGIBLE RECEIVABLE (SECTION 1.16).

The “Maximum Term of an Eligible Receivable” shall be for each Receivable type as set forth below:

Consumer Loan Receivable other than a Real Estate Secured Receivable - a period of sixty (60) months remaining until the contractual final due date

Real Estate Secured Receivable - a period of One Hundred and Eighty (180) months remaining until the contractual final due date

1.16.C.     AGING PROCEDURES AND ELIGIBILITY TEST (SECTION 1.16).

AGING PROCEDURES FOR A CONTRACTUAL AGING FOR THE FOLLOWING RECEIVABLE TYPES:

CONSUMER LOAN RECEIVABLES (OTHER THAN VEHICLE RECEIVABLES AND INSURANCE PREMIUM RECEIVABLES)

1.	No payment missed or due	= Current.

2.	1 to 30 days past due	= “30 day Account”.

3.	31 to 60 days past due	= “60 day Account”.

4.	61 to 90 days past due	= “90 day Account”.

5.	91 or more days past due	= “90 + day Account”

INSURANCE PREMIUM RECEIVABLES

1.	No payment missed or due	= Current

2.	1 to 30 days past due (Financing contract not canceled)	= “30 day NC Account”.

3.	31 or more days past due (Financing contract not canceled)	= “30+ day NC Account”.

4.	1 to 30 days past due (Financing contract canceled)	= “30 day Canceled Account”.

5.	31 to 60 days past due (Finance contract canceled)	= “60 day Canceled Account”.

6.	61 or more days past due (Finance contract canceled)	= “60 + day Canceled Account”.

For the purposes of the Loan Documents the cancellation of an insurance receivable shall be immediately effective upon the effective cancellation date of the associated insurance policy.

VEHICLE RECEIVABLES

1.	No payment missed or due	= Current.

2.	1 to 30 days past due	= “30 day Account”.

3.	31 to 60 days past due	= “60 day Account”.

4.	61 to more days past due	= “60 + day Account”.

ELIGIBILITY TEST:

The term “Eligibility Test” shall mean the test to determine the eligibility of a Receivable for the purposes of Section 1.16 (xii) and 1.16 (xiii) hereof, that test, being as follows for each Receivable type:

Direct Loan Receivables

(1)       No payment due on said Receivable remains unpaid more than ninety (90) days from the specific date on which such payment was due pursuant to the terms of said Receivable;

(2)       If the initial advance of said Receivable was greater than One Thousand Dollars ($1,000.00), the payment of said Receivable shall be secured by collateral;

(3)       If said Receivable is purchased from a third party wherein the Borrower is or will become obligated to such third party in conjunction with the purchase of such Receivable through a “reserve” or other liability arrangement, all of such third party’s rights in and to the “reserve” or other liability shall be subordinated to Lender in all respects, except as set forth below, in a form and substance satisfactory to Lender. This provision shall not restrict Borrower from making a payment to a third party for a reserve or other liability arrangement, or a part thereof, provided such payment is then contractually due to such third party, pursuant to a written agreement executed at or prior to the time the respective Receivable was purchased by Borrower, and an Event of Default does not then exist; and

(4)       With respect to Consumer Loan Receivables secured by real estate, on the date of origination of such Receivable, the percentage determined by dividing the outstanding principal balance of such Receivable by the fair market value of the real estate collateral securing such Receivable shall not exceed ninety percent (90%) (“Maximum LTV”).

Insurance Premium Receivables

(1)       No payment due on said Receivable remains unpaid more than (i) thirty (30) days for that Insurance Premium Receivable that the contractual obligation evidencing such Receivable has not been canceled according to the terms of such Receivable and (ii) sixty (60) days for Insurance Premium Receivable that the contractual obligation evidencing such Receivable has been canceled according to the terms of such Receivable, from the specific date on which such payment was due pursuant to the terms of said Receivable.

(2)       The insurance company issuing the insurance policy of which said Receivable evidences the financing of the payment of the premiums with respect to such insurance policy meets one of the following criteria:

(i)       rated “C+” or better pursuant to the current edition of “Best’s Key Rating Guide - Property and Casualty” as published by the A.M. Best Company (“A.M. Best”); or

(ii)      a member of a state reinsurance facility or shared pool.

(3)       No more than twenty percent (20%) of the aggregate outstanding balance of all Category Two Receivables can evidence the financing of the payment of premiums for insurance policies for any one insurance company that is not one of the following:

(i)       rated “A-” or better by A.M. Best; or

(ii)      a member of a state insurance facility or shared pool.

Vehicle Receivables

(1)       No payment due on said Receivable remains unpaid more than sixty (60) days from the specific date on which such payment was due pursuant to the terms of said Receivable.

(2)       If said Receivable is purchased from a third party wherein the Borrower is or will become obligated to such third party in conjunction with the purchase of such Receivable through a “reserve” or other liability arrangement, all of such third party’s rights in and to the “reserve” or other liability shall be subordinated to Lender in all respects, except as set forth below, in a form and substance satisfactory to Lender. This provision shall not restrict Borrower from making a payment or payments to a third party for a reserve or other liability arrangement, or a part thereof, provided such payment is then contractually due to such third party, pursuant to a written agreement executed at or prior to the time the respective Receivable was purchased by Borrower, and an Event of Default does not then exist.

1.19.   GUARANTOR (whether one or more) (SECTION 1.19).

James D. Thaxton (Validity and Support Agreement) with respect to the outstanding balance of the Indebtedness with respect to the Revolving Loan

1.32    NOTES (SECTION 1.32)

The term “Notes” shall mean the Revolving Note, as defined in Section 2.1.A, and all renewals, extensions, or other modifications executed by Borrowers and payable to the order of Lender. The grammar of each sentence in which the word “Notes” may appear shall be read as though conformed to reflect that there is only a single Note.

1.38.   SUBORDINATED DEBT (SECTION 1.38).

The following sentence is hereby added to the Agreement at the end of Section 1.38.

“The Securities now or hereafter issued by The Thaxton Group, Inc. pursuant to that Indenture dated as of February 17, 1998 with the Bank of New York, and any extension thereof, have been approved by Lender as Subordinated Debt, but neither said Indenture nor the form of the securities issued pursuant thereto may be amended without Lender’s prior written approval, except for amendments that do not affect the subordination provisions thereof and which are either (i) incidental to extensions or renewals or (ii) required by applicable law or by governmental regulators.”

1.40.   Intentionally Deleted (SECTION 1.40). Section 1.40 of the Agreement is hereby deleted in its entirety.

2.1.A.  AMOUNT OF REVOLVING CREDIT LINE (SECTION 2.1.A.)

The “Amount of the Revolving Credit Line” is One Hundred Thirty-Five Million Dollars ($135,000,000.00) as of the execution of this Schedule, and shall in the future reduce as follows:

6/30/03	$130,500,000
9/30/03	$126,000,000
12/31/03	$121,500,000
3/31/04	$117,000,000
6/30/04	$112,500,000
9/30/04	$108,000,000
12/31/04	$103,500,000
3/31/05	$ 99,000,000
6/30/05	$ 94,500,000
9/30/05	$ 90,000,000
12/31/05	$ 85,500,000
3/31/06	$ 81,000,000
6/30/06	$ 76,500,000

2.1.B.  AMENDMENTS (SECTION 2.1.A.):

Section 2.1A of the Agreement is hereby amended by (i) deleting the reference to the “Term Loan” in the paragraph beginning with the words “Within the limits...”, (ii) by deleting in full the penultimate and last paragraphs thereof in their entirety, and (iii) by deleting Section B. thereof in its entirety, excepting only the final sentence thereof, which shall provide as follows: “The Revolving Loan shall be referred to herein as the “Loan.”

2.1.b   AVAILABILITY ON REVOLVING LOAN ELIGIBLE RECEIVABLES (SECTION 2.1.A)

The “Availability on Revolving Loan Eligible Receivables” shall be an amount equal to the result of:

(i)       if the date of determination is on or prior to March 31, 2004, eighty-five percent (85%) of the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, excluding all unearned finance charges, and Dealer Discounts pursuant to the Consumer Loan Receivables and the Insurance Premium Receivables; or

(ii)      if the date of determination is after March 31, 2004, the Availability on Revolving Loan Eligible Receivables shall reduce from eighty-five percent (85%) by one-half percentage point (.50%) each fiscal quarter beginning with the quarter beginning April 1, 2004 and continuing on the first day of each calendar quarter thereafter.

Notwithstanding any provision contained in the Loan Documents to the contrary,

If on any date of determination, upon the occurrence of any of the following events, Lender, in its sole and absolute discretion, may modify the Availability on Revolving Loan Eligible Receivables advance percentage:

(A) the sum of all liabilities and obligations of all Borrowers, on any date of determination, is greater than the aggregate outstanding balance of all Eligible Receivables, including all unearned finance charges and all other unearned fees and charges, plus all other tangible assets of the Borrowers, on the same date of determination, then in that event, Lender, in its sole and absolute discretion, may modify the Availability on any of the Eligible Receivables;

(B) Delinquency Percentage is less than ninety percent (90%) on any date of determination; or

(C) The Collateral Recovery Rate is less than ninety percent (90%) for the twelve (12) calendar months immediately preceding the date of determination.

2.2.     STATED INTEREST RATE (SECTION 2.2)

REVOLVING LOAN CREDIT FACILITY STATED INTEREST RATE

A.        If the date of determination is on or prior to July 31, 2004, the Revolving Loan Credit Facility Stated Interest Rate shall be lesser of:

(i)       the Governing Rate, plus:

(a.)      One percent (1.0%) per annum; or

(ii)      the Maximum Rate.

B.        If the date of determination is on or after August 1, 2004, the Stated Interest Rate shall be lesser of:

(i)        the Governing Rate, plus

(a)       three percent (3.00%) per annum, on the average outstanding balance of the Indebtedness, for the month of determination, that is equal to or less than One Hundred Million Dollars ($100,000,000.00); and

(b)      six percent (6.00%) per annum, on the average outstanding balance of the Indebtedness, for the month of determination, that is greater than One Hundred Million Dollars ($100,000,000.00).

or

(ii)       the Maximum Rate.

C.        If the date of determination is on or after August 1, 2005, the Stated Interest Rate shall be lesser of:

(i)        the Governing Rate, plus

(a)       four percent (4.00%) per annum, on the average outstanding balance of the Indebtedness, for the month of determination, that is equal to or less than One Hundred Million Dollars ($100,000,000.00); and

(b)      six percent (6.00%) per annum, on the average outstanding balance of the Indebtedness, for the month of determination, that is greater than One Hundred Million Dollars ($100,000,000.00).

or

(ii)       the Maximum Rate.

AMENDMENT OF SECTION 2.2

The first three paragraphs of Section 2.2 of the Agreement are hereby replaced with the following two paragraphs:

INTEREST RATE. The outstanding principal balance of the Indebtedness allocated hereunder to the Revolving Loan shall bear interest at the Revolving Loan Credit Facility Stated Interest Rate (Schedule Section 2.2).

If Lender is ever prevented from charging or collecting interest at the Revolving Loan Credit Facility Stated Interest Rate because interest at such rates when applied to the outstanding balance of the Indebtedness would exceed interest at the Maximum Rate, then such restricted rate or rates shall continue to be the Maximum Rate until Lender has charged and collected the full amount of interest chargeable and collectible had interest at the Stated Interest Rates always been lawfully chargeable and collectible. As the Governing Rate changes, the rate set forth in each Stated Interest Rate Section (i) shall be increased and decreased (subject to the Maximum Rate) on the first day of each calendar month to correspond with the change in the Governing Rate in effect at the close of business of such day of determination and shall remain fixed at such rate until the first day of the next succeeding calendar month, notwithstanding fluctuations in the Governing Rate during the month. All changes in the Governing Rate shall be made without notice to Borrower. The monthly interest due on the principal balance of the Indebtedness shall be computed for the actual number of days elapsed during the month in question on the basis of a year consisting of three hundred sixty (360) days. The daily rate shall be equal to 1/360th times the Stated Interest Rate (but shall not exceed the Maximum Rate).

2.3.     PAYMENTS (SECTION 2.3.D).

The first paragraph of Section 2.3 of the Agreement is hereby amended to provide in full as follows:

2.3  PAYMENTS.  All payments made by mail or other physical delivery methods to Lender shall be payable to FINOVA Capital Corporation, File No. 96425, via U.S. mail, to FINOVA Capital Corporation, PO Box 99921, Chicago, IL 60690 or via overnight mail to FINOVA Capital Corporation, 208 LaSalle Street, Chicago, IL 60604. All payments made by wire transfer shall be made pursuant to the following wire instructions: Fleet Financial Bank, 777 Main St., Hartford, CT 06115, ABA # 011-900-571, Credit to the account of FINOVA Capital Corporation, Rediscount Finance, 4800 N. Scottsdale Rd., Scottsdale, AZ 85251, Account # 9429024962 (Thaxton Group, Inc.). All payments received pursuant to this Agreement shall be applied to Borrower’s Indebtedness three (3) Business Days after the actual receipt of such payment by Lender’s depository bank if such payment is credited to Lender’s account. The Indebtedness shall be due and payable as follows:

2.3.     MATURITY DATE (SECTION 2.3.D).

The primary term of this Agreement shall expire on July 31, 2006 (the “Maturity Date”), and all Indebtedness not previously due shall then become finally due and payable. Notwithstanding the foregoing, the Borrower’s obligation pursuant to this Agreement shall remain in full force and effect until the Indebtedness due and owing to Lender has been paid in full.

2.3.     MANDATORY PAYMENTS (SECTION 2.5).

Section 2.5 of the Agreement is hereby amended to delete the reference to Section 2.1.B from the first sentence thereof.

2.11.   Intentionally Deleted. Section 2.11 of the Agreement is hereby deleted in its entirety.

2.13.   ADVANCES TO LEAD BORROWER.

The following is hereby added as a second paragraph to Section 2.13 of the Agreement:

“Borrowers further warrant, represent and agree as follows:

A.       Joint and Several Liability. Borrowers are interdependent for their operational and financial needs, and they and Lender intend that each Borrower be jointly and severally liable for each monetary obligation, warranty and covenant obligation arising under this Agreement. The delivery of funds to any Borrower under this Agreement shall constitute valuable consideration and reasonably equivalent value to all Borrowers for the purpose of binding them and their assets on a joint and several basis for the Indebtedness hereunder. Lender may enforce this Agreement against any Borrower without first making demand upon or instituting collection proceedings against any other Borrower.

B.       Unconditional Obligation. The unconditional liability of each Borrower for the entire Indebtedness shall not be impaired by any event whatsoever, including, but not limited to, the merger, consolidation, dissolution, cessation of business or liquidation of any Borrower; the financial decline or bankruptcy of any Borrower; the failure of any other party to guarantee the Indebtedness or to provide collateral therefor; Lender’s compromise or settlement with or without release of any Borrower; Lender’s release of any collateral for the Indebtedness, with or without notice to Borrowers; Lender’s failure to file suit against any Borrower; Lender’s failure to give any Borrower notice of default; the unenforceability of the Indebtedness against any Borrower due to bankruptcy discharge, counterclaim or for any other reason; Lender’s acceleration of the Indebtedness at any time; the extension, modification or renewal of the Indebtedness; Lender’s failure to undertake or exercise diligence in collection efforts against any party or property; the termination of any relationship of any Borrower with any other Borrower, including, but not limited to, any relationship of commerce or ownership; any Borrower’s change of name or use of any name other than the name used to identify such Borrower in this Agreement; or any Borrower’s use of the credit extended for any purpose whatsoever.

C.       Deferral of Contribution and Subrogation. Borrowers’ respective rights of contribution and any other such rights among themselves are not impaired by this Agreement, except that each Borrower agrees not to seek payment directly or indirectly from another Borrower through a claim of indemnity, contribution, subrogation or otherwise with respect to the Indebtedness, until the Indebtedness has been indefeasibly paid in full.

D.       Solvency. Borrowers are not insolvent and are not rendered insolvent under any applicable definition under corporate law or laws applicable to creditors’ rights by their duties respecting the Indebtedness. Borrowers agree that it is appropriate to include in the determination of their solvency under these laws the value of their rights of contribution, exoneration, indemnity, subrogation and other related rights of recourse respecting their joint and several liability for the Indebtedness and the inter-company loans arising under this Section 2.13, adequate provisions for which rights of contribution and other rights exist at law or by independent document(s) to the satisfaction of the respective Borrowers. Submitted to Lender concurrently with the delivery of this Schedule is a Solvency Certificate further establishing the solvency of all Borrowers as of the date of this Schedule.

E.        Savings Provision. Should the liability of any Borrower hereunder for the entire amount of the Indebtedness be subject to avoidance or limitation, notwithstanding the contrary agreement and the express intention of the parties hereto, under any state or federal fraudulent conveyance law or other similar law that may be determined to be applicable, then the liability of such Borrower for the Indebtedness shall be limited to the maximum amount for which the Borrower may be liable without legal impairment.”

2.15.   FACILITY FEE (SECTION 2.15).

There shall be no facility fee.

3.1.     COLLATERAL DESCRIPTION (SECTION 3.1).

Section 3.1.E in the Agreement is hereby deleted and the following is substituted in lieu thereof:

“E.      All monies and all “deposit accounts” and “investment property” (as such terms are defined in Revised Article 9 of the Uniform Commercial Code as adopted in Arizona effective July 1, 2001) now or hereafter owned by Borrower;”

3.2.     BUSINESS LOCATIONS OF BORROWER (SECTIONS 3.2, 3.6 and 5.1.N.).

All locations as set forth on a list of locations attached hereto.

3.2.A. FINANCING STATEMENTS AND FURTHER ASSURANCES (SECTION 3.2).

The following sentence is hereby added to the Agreement as a third paragraph to Section 3.2.

“Borrower agrees that Lender is authorized to file financing statements as permitted by Revised Article 9 of the Uniform Commercial Code as adopted in Arizona effective July 1, 2001.”

3.6.     LOCATION OF COLLATERAL (SECTION 3.6).

The following sentence is hereby added to the Agreement as a final paragraph to Section 3.6.

“Without limiting any other provision of this Agreement, Borrower agrees to deliver to Lender, as received by Borrower, all original promissory notes that are secured by real estate (i) if the real estate is located in the State of Mississippi, or (ii) if the promissory note is held by any Borrower that is domiciled in Mississippi, in each case as long as Lender deems this delivery appropriate for the purpose of perfecting its security interest therein.”

3.7.     RECORDS AND INSPECTIONS (SECTION 3.7).

The following language is hereby added as a final sentence of Section 3.7:

“Borrower shall reimburse to Lender the reasonable costs of collateral audits (including auditor time and travel expenses) that Lender may conduct from time to time, but only to the extent that (i) audits exceed the scope and effort of the collateral audits customarily performed by Lender respecting the Loan prior to January 1, 2002 (but in no event absent an Event of Default will such reimbursable audit expenses exceed $50,000 per year) or (ii) audits are performed after the occurrence of (and during the continuation of) an Event of Default.”

5.1.     BORROWER’S TRADENAMES (whether one or more)(SECTION 5.1.B.)

TICO Credit Company
Eagle Premium Finance Company
TICO Premium Finance Company
Paragon Lending
Thaxton Insurance

And as additionally set forth on Exhibit “A”.

6.1.E.  LINES OF BUSINESS.

Section 6.1.E is hereby amended by adding the following language as a final sentence thereof:

“Absent Lender’s prior written consent, Borrowers will engage in no additional lines of business and will not increase beyond two percent (2%) of their consolidated gross income as of their future quarterly financial statements, their participation in any present line of business which contributed less than one percent (1%) of their consolidated gross income as of their financial statements dated as of July 31, 2001. For the purpose of this provision:

(i) The mere sale of an additional product that is reasonably related to an existing line of business shall not be regarded as an additional line of business as long as the sale of the product does not introduce novel liability or operational requirements. For example, the mere sale of casualty insurance for an agent’s fee (as now undertaken by Borrowers) would be regarded as a different line of business from the underwriting of casualty insurance, but the addition of new credit-related insurance products to Borrower’s product line to be sold as agent would be regarded as an expansion of product lines within an existing line of business and not as an additional line of business;

(ii) Without limiting any of the foregoing, Borrowers will not expand the scope of their insurance underwriting activities beyond their product offerings as of December 31, 2001 without Lender’s prior written consent; and

(iii) The offering of check cashing services or any other new services that would require additional formal governmental regulation or licensure or present a new type of risk to Borrowers shall be regarded as additional lines of business.

6.1.H. ADDITIONAL AFFIRMATIVE COVENANT (SECTION 6.1.H).

Section 6.1.H is hereby added to the Agreement in its entirety as follows:

“H.      If the controlling shareholder and senior management succession plan delivered to and approved by Lender dated June 14, 2001 is modified by Borrower, such modification shall be approved in writing as acceptable to Lender, in its reasonable discretion, and its final form shall be delivered to Lender within fifteen (15) days of such modification.

6.2.D. ADDITIONAL NEGATIVE COVENANT (SECTION 6.2.D).

The following sentences are hereby added as the last three sentences to Section 6.2.D of the Agreement:

Borrower further agrees not to exercise its right to redeem or prepay any Subordinated Debt prior to its stated maturity without Lender’s prior written approval. This restriction applies to voluntary redemptions or prepayments only, and does not restrict redemptions that may occur (i) at the election of the holder of Subordinated Debt under the terms thereof, rather than at the election of Borrower, or (ii) as may be required by applicable law or by a regulator; provided, however, Lender does not consent to any redemption that would violate the terms of subordination set forth in the Indenture and Notes establishing the Subordinated Debt.

Without limiting any other provision of this Agreement, Borrower further specifically agrees that it will not redeem any of its Series E Preferred Stock or on any securities issued with respect thereto or in substitution therefor.

6.2.L.  ADDITIONAL NEGATIVE COVENANTS (SECTIONS 6.2.L, 6.2.M).

Sections 6.2.L and 6.2.M are hereby added to the Agreement in their entirety as follows:

“L.      Allow the change of senior management with respect to James D. Thaxton as President, Bob Wilson as Executive Vice President or Alan Ross, Chief Financial Officer and not replace such management within sixty (60) days of the date of such change with another qualified person. With respect to James D. Thaxton, the replacement officer shall be of like experience and expertise, and as to the other officers, the replacement need only be duly qualified for the requirements of the position by ordinary industry standards.

M.       Issue any equity securities or rights for the issuance of, or convertible into, equity securities, unless documentation acceptable to Lender establishes that the net proceeds of such offering after the reasonable and necessary expenses of issuance are paid to Lender and a corresponding reduction is made in the Maximum Amount of the Revolving Credit Line; provided, however, that Lender shall not unreasonably withhold its consent to the issuance of a reasonable amount of such securities as incentive compensation even though no cash proceeds will result from the issuance.”

6.3.A.  LEVERAGE RATIO LIMIT (SECTION 6.3.A).

The term “Leverage Ratio Limit” shall mean 8.50 to 1.00.

6.3.B.  MINIMUM NET INCOME (SECTION 6.3.B).

The Minimum Net Income shall be One Million Dollars ($1,000,000.00) for each fiscal year of Borrower.

6.3.C.  DISTRIBUTIONS LIMITATION (SECTION 6.3.C).

In the absence of an Event of Default, regularly scheduled dividends on Preferred Stock outstanding as of February 1, 2003, may be paid to the holders thereof in accordance with their terms. Without limiting the foregoing, dividends on Series E Preferred Stock shall not in any event exceed eight percent (8%) per annum.

6.3.D.  MINIMUM NET WORTH (BOOK) (SECTION 6.3.D.).

The Minimum Net Worth (Book) shall be the following amounts, less in each case the amount of write-down, if any, that Borrower’s auditors may require as to the equity reflected by Borrower’s Series E Preferred Stock:

(i)       if the date of determination is on or before December 31, 2003, but after December 31, 2002, Six Million Dollars ($6,000,000.00);

(ii)      if the date of determination is on or before December 31, 2004, but after December 31, 2003, Seven Million Dollars ($7,000,000.00);

(iii)     if the date of determination is on or before December 31, 2005, but after December 31, 2004, Eight Million Dollars ($8,000,000.00); or

(iv)     if the date of determination is after December 31, 2005, Nine Million Dollars ($9,000,000.00).

6.3.E.   MINIMUM NET CASH FLOW (SECTION 6.3.E.).

The Minimum Net Cash Flow shall be Four Million Two Hundred Thousand Dollars ($4,200,000.00) for each twelve (12) month period immediately preceding the date of determination.

6.6.     ANNUAL FINANCIAL STATEMENTS (SECTION 6.6).

Annual audited financial statements to be prepared by an independent certified public accountant, satisfactory to Lender.

If Lender so requests in writing, Borrowers agree to deliver to Lender a list of and/or copies of any specified financial statements delivered to state or federal regulators.

Borrowers agree to deliver to Lender at least annually, without specific request, and as frequently as monthly, should Lender so request, consolidating financial statements of the various Borrowers.

8.1.     REIMBURSEMENT OF EXPENSES (SECTION 8.1).

Lender and Borrowers shall each bear the costs of their respective attorneys incurred in the negotiation, preparation and execution of this Schedule and the related documents effective in February of 2003.

9.1.     NOTICES (SECTION 9.1).

Lender:	FINOVA Capital Corporation
(copy each person below with all notices)

FINOVA Capital Corporation
500 Church Street, Suite 200
Nashville, TN 37219
Attn: John B. Burtchaell, Jr.
Telephone: (615) 252-4569
Telecopy No.: (615) 726-1208

FINOVA Capital Corporation
500 Church Street, Suite 200
Nashville, TN 37219
Attn: Phillip S. Clark, Esq.
Telephone: (615) 252-4528
Telecopy No.: (615) 345-3624

Borrower:	(All Borrowers)
1524 Pageland Highway
Lancaster, South Carolina 29721
Telephone: (803) 285-4336
Telecopy No.: (803) 286-5770

Guarantor:	James D. Thaxton
P.O. Box 338
822 Griggs Street
Pageland, SC 29728

9.15.   AGENT FOR SERVICE OF PROCESS (SECTION 9.15).

James D. Thaxton, whose address is 1524 Pageland Highway, Lancaster, South Carolina 29721.
   (Agent)

ADDITIONAL AGREEMENTS REGARDING AMENDMENT AND RESTATEMENT OF SCHEDULE.

A.       Concurrently with the execution hereof (except as noted), Borrowers shall deliver to Lender (i) certificates of existence for each Borrower (except that no such certificate shall be required of Southern Financial Management, Inc., which Borrowers warrant and represent has no assets or operations and which Borrowers agree shall not hereafter have either assets or operations) (ii) certified copies of resolutions approved by the Board of Directors of each Borrower (and by the shareholder(s) of each Borrower other than shareholders of The Thaxton Group, Inc.) authorizing the execution, delivery and performance of this Schedule in the precise form as delivered to Lender, and (iii) opinion letter issued by Borrowers’ inside counsel addressed to Lender in the form previously approved by Lender.

B.       Borrowers and Guarantor warrant and represent to Lender that (i) the Loan Documents are valid, binding and enforceable against Borrowers according to their terms, and there exist no agreements or inducements whatsoever between the parties except as evidenced by the executed Loan Documents, (ii) no Event of Default presently exists under the Loan Documents and no condition presently exists which, with the giving of notice, the passing of time, or both, would cause an Event of Default, (iii) Lender has exercised no inappropriate influence whatsoever over the policies or practices of the Borrowers (and specifically has not participated in any degree in the preparation or review of any registration statement or other securities or disclosure filing or document with respect to Subordinated Debt issued by any Borrower), and (iv) all Subordinated Debt issued by any Borrower has been and will continue to be issued in full accordance with all applicable laws, including, but not limited to, laws relating to the required substance and accuracy of disclosures about the business and prospects of the Borrowers.

C.       As used in this Section C:

“Affiliate” means, with respect to any Person, another Person who (i) owns an equity interest in the first Person, of any degree, (ii) is owned, as to equity interest, by the first Person, in any degree, (iii) Controls the first Person, (iv) is Controlled by the first Person, or (v) is Controlled by a Person who also Controls the first Person.

“Borrower Parties” means Borrowers, Guarantor and their respective predecessors, successors and assigns and their present and previous agents, attorneys, representatives, Affiliates, officers, directors, and each of them.

“Claims” means any and all accounts, covenants, agreements, obligations, claims, debts, liabilities, offsets, demands, costs, expenses, actions or causes of action of every nature, character and description, whether arising at law or equity or under statute, regulation or otherwise, and whether liquidated or unliquidated, contingent or noncontingent, known or unknown, suspected or unsuspected.

“Control” means the ability to substantially direct the policies of a Person, whether directly or indirectly, and whether such influence exists by right or by economic compulsion.

“Obligors” means Borrowers and Guarantor.

“Person” means any natural person and any legal entity with the ability to enter into contracts.

“Lender Parties” means Lender, its participants, predecessors, successors and assigns and their present and previous agents, attorneys, representatives, Affiliates, officers, directors, and each of them.

In consideration of Lender’s execution of this Schedule, the sufficiency of which is acknowledged, and excepting only the contractual obligations respecting future performance by Lender arising under this Schedule, the Agreement or the other Loan Documents, Obligors hereby release and forever discharge the Lender Parties of and from any and all Claims that any Obligor may have against any Lender Party as of the execution of this Schedule. Obligors further warrant and represent that to the best of their knowledge no Borrower Party presently has, or has alleged to have, any Claim against Lender. Obligors further agree that they shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action, or other proceeding, whether judicial, administrative or otherwise, or otherwise attempting to collect or enforce, any such released Claim and agree to indemnify, defend (with counsel satisfactory to Lender) and hold harmless the Lender Parties against any and all loss, liability, claim or expense, including attorneys’ fees, that any of them might incur as a result of any breach of this Section by any Obligor or the assertion of any Claim or defense that exists as of the date of this Schedule by any Obligor. Obligors further waive any presently existing defenses against the payment and performance of all obligations (of every nature, character and description) to the Lender Parties under the Loan Documents. Obligors further warrant and represent to Lender that no Obligor has granted or purported to grant to any other person or entity any interest whatsoever in any Claim, as security or otherwise, and that their execution hereof does not require the consent of or notice to any third party in order to be fully effective as to any Claim that may have existed in favor of any Obligor at any time.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Schedule on the day and year first set forth above.

LENDER:

FINOVA CAPITAL CORPORATION, a Delaware corporation
By:

John B. Burtchaell, Jr., Senior Vice President

BORROWER:

THE THAXTON GROUP, INC. a South Carolina corporation
By:

James D. Thaxton, President

THAXTON OPERATING COMPANY a South Carolina corporation
By:

James D. Thaxton, President

THAXTON INSURANCE GROUP, INC. a South Carolina corporation
By:

James D. Thaxton, President

TICO CREDIT COMPANY, INC., a South Carolina Corporation
By:

James D. Thaxton, President

[Signature page to Second Amended And Restated Schedule To
Third Amended And Restated Loan And Security Agreement]

EAGLE PREMIUM FINANCE CO., INC. a South Carolina Corporation
By:

James D. Thaxton, President

THAXTON COMMERCIAL LENDING, INC. a South Carolina corporation
By:

James D. Thaxton, President

PARAGON, INC. a South Carolina Corporation
By:

James D. Thaxton, President

TICO PREMIUM FINANCE COMPANY, INC., a South Carolina Corporation
By:

James D. Thaxton, President

TICO REINSURANCE, LTD., a British West Indies Association
By:

James D. Thaxton, President

TICO CREDIT COMPANY OF TENNESSEE, INC., a Tennessee Corporation
By:

James D. Thaxton, President

[Signature page to Second Amended And Restated Schedule To
Third Amended And Restated Loan And Security Agreement]

TICO CREDIT COMPANY OF NORTH CAROLINA, INC., a North Carolina Corporation
By:

James D. Thaxton, President

TICO CREDIT COMPANY OF ALABAMA, INC., an Alabama Corporation
By:

James D. Thaxton, President

TICO CREDIT COMPANY OF MISSISSIPPI, INC., a Mississippi Corporation
By:

James D. Thaxton, President

TICO CREDIT COMPANY OF GEORGIA, INC., a Georgia Corporation
By:

James D. Thaxton, President

TICO CREDIT COMPANY(DE), a Delaware Corporation
By:

James D. Thaxton, President

TICO CREDIT COMPANY(MS), a Mississippi Corporation
By:

James D. Thaxton, President

[Signature page to Second Amended And Restated Schedule To
Third Amended And Restated Loan And Security Agreement]

TICO CREDIT COMPANY (TN), a Tennessee Corporation
By:

James D. Thaxton, President

THAXTON INVESTMENT CORPORATION, a South Carolina corporation
By:

James D. Thaxton, President

The MODERN FINANCE COMPANY, an Ohio corporation
By:

James D. Thaxton, President

SOUTHERN MANAGEMENT CORPORATION, a South Carolina corporation
By:

James D. Thaxton, President

MODERN FINANCIAL SERVICES, INC. an Ohio corporation
By:

James D. Thaxton, President

SOUTHERN FINANCE OF SOUTH CAROLINA, INC., a South Carolina corporation
By:

James D. Thaxton, President

[Signature page to Second Amended And Restated Schedule To
Third Amended And Restated Loan And Security Agreement]

COVINGTON CREDIT OF TEXAS, INC., a Texas corporation
By:

James D. Thaxton, President

COVINGTON CREDIT OF GEORGIA, INC., a Georgia corporation
By:

James D. Thaxton, President

SOUTHERN FINANCE OF TENNESSEE, INC., a Tennessee corporation
By:

James D. Thaxton, President

FITCH NATIONAL REINSURANCE COMPANY, LTD., a British West Indies Association
By:

James D. Thaxton, President

SOCO REINSURANCE, LTD., a British West Indies Association
By:

James D. Thaxton, President

QUICK CREDIT CORPORATION, a South Carolina corporation
By:

James D. Thaxton, President

[Signature page to Second Amended And Restated Schedule To
Third Amended And Restated Loan And Security Agreement]

COVINGTON CREDIT, INC., an Oklahoma corporation
By:

James D. Thaxton, President

COVINGTON CREDIT OF LOUISIANA, INC., a Louisiana corporation
By:

James D. Thaxton, President

SOUTHERN FINANCIAL MANAGEMENT, INC., a South Carolina corporation
By:

James D. Thaxton, President

GUARANTOR (Validity):

James D. Thaxton

TICO CREDIT CORPORATION, a South Carolina corporation
By:

James D. Thaxton, President

TICO CREDIT COMPANY OF VIRGINIA, INC., a Virginia corporation
By:

James D. Thaxton, President

[Signature page to Second Amended And Restated Schedule To
Third Amended And Restated Loan And Security Agreement]